UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 8.01 Other Events.

On September 9, 2011, we entered into a stipulation of settlement that will resolve (i) the consolidated state derivative lawsuits consolidated under the caption In re Arena Pharmaceuticals, Inc. Shareholder Derivative Litigation, Lead Case No. 37-2010-00101051-CU-BT-CTL, pending in the Superior Court of the State of California, County of San Diego (the “State Derivative Action”), and (ii) the consolidated federal derivative lawsuits consolidated under the caption In re Arena Pharmaceuticals, Inc. Shareholder Litigation, Lead Case No. 10-CV-02079-BTM-BLM, pending in the United States District Court, Southern District of California (the “Federal Derivative Action”). We refer to the State Derivative Action and the Federal Derivative Action collectively as the Derivative Actions. The current and former employees and directors named as individual defendants in the Derivative Actions have also entered into the stipulation of settlement. The stipulation of settlement remains subject to preliminary and final approval by the Superior Court of California.

If the settlement is approved preliminarily by the Superior Court of California, our stockholders will be notified of the proposed settlement and the procedure by which they can object to the settlement. The settlement will then be subject to final approval by the Superior Court of California.

Subject to final approval of the settlement by the Superior Court of California, and in exchange for a release of all claims by the plaintiffs, among others, and a dismissal of the Derivative Actions, we have agreed (i) to adopt certain corporate governance measures and (ii) to pay the plaintiffs’ attorneys a total of $1.1 million. The $1.1 million will be paid by our insurers.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the stipulation of settlement, the impact of such settlement, and related activities, approvals and payments. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: the settlement may not receive requisite approvals, may not have the expected impact, including resolving the Derivative Actions, or may require more activity or expense than expected; the timing of regulatory review and approval is uncertain; the risk that data and other information related to our research and development programs may not meet safety or efficacy requirements or otherwise be sufficient for regulatory approval; our response to the CRL for the lorcaserin NDA or submission of a Marketing Authorization Application for regulatory approval of lorcaserin may not be submitted when anticipated, if at all; the FDA may request other information prior to or after we submit such response or approval of the lorcaserin NDA; unexpected or unfavorable new data; risks related to commercializing new products; our ability to obtain and defend our patents; the timing, success and cost of our research and development programs; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; our ability to obtain adequate funds; risks related to relying on collaborative agreements; the timing and receipt of payments and fees, if any, from collaborators; and satisfactory resolution of pending and any future litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and
Secretary